                                                                   EXHIBIT 10.19



                           STOCK REPURCHASE AGREEMENT

                               Between and Among

                                DENNIS CAMPBELL,
                              DC ENTERPRISES, INC.
                                      and

                               BIKERS DREAM, INC.

                               TABLE OF CONTENTS

Section                                                                    Page
1.    Sale and Purchase of Shares .........................................  1
      1.1  Shares Sold and Acquired .......................................  1
      1.2  Consideration; Dealership Rights ...............................  1
      1.3  Additional Consideration .......................................  3
      1.4  Balance Sheet ..................................................  3
      1.5  Assumption of Liabilities; Lease ...............................  4
      1.6  Sales and Use Taxes ............................................  4

2.    Representations and Warranties of Seller and Campbell ...............  4
      2.1  Power ..........................................................  4
      2.2  Binding Obligation .............................................  4
      2.3  No Conflicts ...................................................  5
      2.4  Litigation and Other Proceedings ...............................  5
      2.5  No Consent .....................................................  5
      2.6  Title ..........................................................  5
      2.7  Due Diligence ..................................................  5

3.   Representations and Warranties of Purchaser ..........................  5
     3.1  Organization ....................................................  6
     3.2  Authority .......................................................  6
     3.3  Binding Obligation ..............................................  6
     3.4  No Conflicts ....................................................  6
     3.5  Litigation and Other Proceedings ................................  6
     3.6  No Consent ......................................................  6

4.   The Closing ..........................................................  7
     4.1  The Closing Date and Place ......................................  7
     4.2  Actions and Deliveries by Purchaser at the Closing ..............  7
     4.3  Actions and Deliveries by Seller at the Closing .................  7

5.   Conditions to Closing ................................................  8
     5.1  Conditions Precedent of Purchaser ...............................  8
     5.2  Conditions Precedent of Seller ..................................  8
     5.3  Condition Subsequent ............................................  9

6.   Obligations After Closing ............................................  9
     6.1  Further Assurances ..............................................  9
     6.2  Indemnification by Seller and Campbell ..........................  9
     6.3  Indemnification by Purchaser ....................................  9




                                      i
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
                                6.4     Defense of Claim . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                                6.5     Resignation. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                                6.6     Florida License. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                                6.7     Solicitation of Employees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                                6.8     Guarantee. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10

                     7.         Costs and Broker's Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                                7.1     Costs Borne by Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
                                7.2     Broker's Fees. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

                     8.         Form of Agreement and Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                                8.1     Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                                8.2     Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                                8.3     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                                8.4     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

                     9.         Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                                9.1     Other Parties. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
                                9.2     Assignment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11

                    10.         Survival of Representations and Warranties . . . . . . . . . . . . . . . . . . . . . . . . .   12

                    11.         Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12

                    12.         Confidentiality and Non-Compete  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                                12.1    Confidential Information . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                                12.2    Covenant Not to Compete  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
                                12.3    Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

                    13.         Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

                    14.         Advice of Counsel  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14

                           STOCK REPURCHASE AGREEMENT

         THIS STOCK REPURCHASE AGREEMENT (this "Agreement"), effective as of September 9, 1996, is made between and among DENNIS CAMPBELL, an individual resident of Florida, for himself and as trustee and sole grantor under the "Dennis Wayne Campbell Revocable Trust datd 9/27/94" ("Campbell"), DC ENTERPRISES, INC., a Nevada corporation (the "Seller") and BIKERS DREAM, INC., a California corporation (the "Purchaser"):

                                  WITNESSETH:

         WHEREAS, Seller is wholly owned by Campbell, who is currently President of Purchaser; and

         WHEREAS, Campbell has contributed 950,000 shares of Purchaser's common stock, no par value per share (the "Shares") held in the name of "Dennis Wayne Campbell Revocable Trust dtd 9/27/94" to Seller; and

         WHEREAS, Campbell desires to cause Seller to sell the Shares to Purchaser in exchange for, among other consideration, Purchaser granting Seller dealership rights in Purchaser's motorcycle, motorcycle parts, accessories and service business (the "Business") located at 6170 Ulmerton Road, Clearwater, Florida 34620 (the "Location"); and

         WHEREAS, Purchaser desires to acquire such Shares from Seller upon the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing, the mutual promises herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the terms and conditions hereof, the parties agree as follows:

                                   SECTION 1
                          SALE AND PURCHASE OF SHARES

         1.1 SHARES SOLD AND ACQUIRED. Subject to the terms and conditions set forth in this Agreement, Seller does hereby agree to sell, transfer, and deliver to Purchaser, and Purchaser does hereby agree to purchase, acquire, and accept from Seller, on the Closing Date all fights, title and interest of Seller in and to the Shares.

         1.2 CONSIDERATION; DEALERSHIP RIGHTS. Purchaser agrees to grant Seller dealership rights (the "Rights") to the Location in accordance with its standard dealership agreement, a copy of which is attached as Exhibit 1.2 hereto, with the following additional terms and conditions:

                 (a) The Rights shall be royalty-free for a period of three years from the Closing Date (as defined in Section 4.1, below);

                 (b) At the Closing (as defined in Section 4.1, below), Purchaser shall transfer, assign and convey to Seller all inventory at the Location as shown on the Balance Sheet (as defined in Section 1.4, below), which inventory shall have a value of at least $250,000, valued at cost to Purchaser for inventory selection purposes;

                 (c) At Closing, Purchaser shall retain rights to all accounts receivable and shall remain obligated for all accounts payable incurred or accrued by the Business conducted at the Location prior to the Closing as shown on the Balance Sheet;

                 (d) At Closing Purchaser shall cause there to be ten motorcycles at the Location as part of the Inventory, comprised as follows: five motorcycles presently located at the Location, one "Low Boy" presently located at Purchaser's location in Santa Ana, California, and four motorcycles with stock numbers of HD5327, HD6419, HD7103A and HD9305 and to be shipped from Purchaser's location in Dallas, Texas;

                 (e) At Closing Purchaser shall transfer, assign and convey to Seller all merchandise located on Purchaser's rented U-haul support vehicle, which merchandise shall have a value of $100,000, valued at cost to Purchaser;

                 (f) At Closing Purchaser shall cause there to be $10,000 cash on hand at the Location, which cash on hand Purchaser shall transfer, assign and convey to Seller;

                 (g) Purchaser shall pay all costs relative to the transportation of one shipment of inventory from Purchaser's location at Santa Ana, California to the Location, including motorcycles, and will likewise pay all costs relating to the transportation of motorcycles that are required to be shipped to the Location from Purchaser's location at Dallas, Texas;

                 (h) Purchaser shall cause all payroll to be fully paid through the Closing Date with respect to all employees employed by Purchaser at any time up to and through the Closing Date at the Location;

                 (i) Purchaser agrees to grant Seller future dealership rights (cancelable by Purchaser upon 90 days' written notice) for new "Bikers Dream" motorcycle, motorcycle parts, accessories and service businesses within the one hundred square mile area surrounding the Location, which new stores shall be granted pursuant to Purchaser's standard dealership agreement, a copy of which is attached as Exhibit 1.2 hereto, and which dealership agreements will not include the supplemental terms described in Section 1.2(a) through (h) or in Section 1.3 hereof, or in any other provision of this Agreement, inconsistent with such standard dealership agreement;

                 (j) Notwithstanding anything contained in Purchaser's standard dealership agreement, Seller and Campbell acknowledge that they have no rights to the name "Bikers Dream" or any related trademark except to the extent granted to them as part of the Rights, and, in particular, without limiting the foregoing, shall have no rights to open a restaurant or conduct or engage in any other business, except as specifically described herein, using the name "Bikers Dream" or any derivative thereof or any other name or mark that is confusingly similar thereto; and

                 (k) The Rights may be canceled at any time by Purchaser upon 90 days' written notice.

         1.3 ADDITIONAL CONSIDERATION. In addition to the foregoing, Purchaser agrees to pay the following consideration:

                 (a) In cancellation of prior indebtedness of $115,500, Purchaser shall pay Campbell the aggregate amount of $19,500 at Closing and the balance in equal monthly installments starting 30 days after Closing for a period of 24 months;

                 (b) At Closing Purchaser shall pay the balance on Campbell's MBNA credit card (the "Credit Card") up to the amount of $24,000;

                 (c) Purchaser agrees to maintain and continue Campbell's coverage under Purchaser's health care plan through December 31, 1996, to the same extent to which Campbell was covered by such plan as of the day prior to the Closing Date, and to assume all costs relating to such continuing coverage;

                 (d) At Closing Purchaser shall transfer, assign and convey to Seller all of the furniture located in Campbell's office at Purchaser's location at Santa Ana, California, including without limitation, a desk, chair, bookcase and credenza, not including any computers and printers; and

                 (e) At Closing Purchaser shall cause the 50,000 options previously granted to Campbell pursuant to an option agreement dated April 4, 1995 to become fully vested, and Purchaser shall cause there to be issued 100,000 non-qualified plan options to purchase shares of Purchaser at a price of $3 per share, exercisable at any time within three years from the Closing Date, with a "cashless exercise" provision whereby optionee shall sell sufficient shares at exercise to generate the exercise price, which shall be paid to the Company.

         1.4 BALANCE SHEET. A physical count of all inventory of the business conducted at the Location will be taken by representatives of Seller and Purchaser on or before the Closing Date and again, if necessary, in an abbreviated fashion, on the Closing Date. For the purposes of this Agreement, the value of each item of inventory shall be determined at Purchaser's cost for such item, and only useable, merchantable items of the inventory shall be included in the calculation of the value of the inventory. Based on the results of such physical count of inventory, Seller and Purchaser shall create a balance sheet of the Location as of September 5, 1996 (the "Balance Sheet"), which balance sheet shall have been prepared in accordance with generally accepted accounting principles consistently applied with prior periods, will be complete and correct, and will contain and reflect accruals for any obligations of any nature, whether absolute, contingent or otherwise, known to Purchaser as of the date of such Balance Sheet, except for accruals not required to be maintained under general accepted accounting principles. Such Balance Sheet will reflect the accounts payable and the accounts receivables to be retained by Purchaser pursuant to Section 1.2(c) hereof.

         1.5     ASSUMPTION OF LIABILITIES; LEASE.

                 (a) Purchaser shall have paid rent and wages relating to the business conducted at the Location up to the Closing Date, and Seller and Campbell at Closing will assume all liabilities, claims and other obligations of Purchaser, whether now existing or arising in the future, whether accrued, contingent or otherwise, including, without limitation, the payment of rent, utilities, wages (and other employee benefits), taxes, material supplies, unpaid installments of the price of inventory, equipment, furniture and fixtures, and any other liabilities of Purchaser accrued from and after the Closing Date, relating to, or arising out of the business conducted at, the Location.

                 (b) In addition to the foregoing, Seller and Campbell agree that they will assume any and all obligations under the presently existing lease relating to the Location (the "Lease"). As a condition to Closing under this Agreement, Purchaser, Seller and Campbell shall enter into an Assignment of Lease, Acceptance and Assumption and Consent of Lessor in the form attached as Exhibit 1.5(b) hereto (the "Lease Assignment"), which Assignment shall either (i) release Purchaser from any further liability relating to such Lease or (ii) provide, in the event landlord under the Lease does not sign the Lease Assignment, for 150,000 shares (which number shall be reviewed two years from the date hereof) of the Purchaser's common stock owned by Campbell to be placed in escrow to be utilized to compensate Purchaser for any Losses (defined in Section 6.2) arising out of any breach by Seller or Campbell under the Lease.

         1.6 SALES AND USE TAXES. All sales and use taxes, and any other transfer taxes, payable with respect to this Agreement shall be paid by Purchaser.

                                   SECTION 2
             REPRESENTATIONS AND WARRANTIES OF SELLER AND CAMPBELL

         In order to induce Purchaser to enter into this Agreement, Seller and Campbell jointly and severally represent and warrant to, and covenant with, Purchaser as set forth below:

         2.1 POWER. Seller is a Nevada corporation, duly organized, validly existing and in good standing under the laws of Nevada, and will be qualified to do business in Florida, and has the corporate power and authority to execute and deliver, and to perform its obligations under, this Agreement and any agreements to be executed in connection with this Agreement on the Closing Date. Campbell is under no legal disability and has the power and authority to execute and deliver, and to perform his obligations under, this Agreement and any agreements to be executed in connection with this Agreement on the Closing Date. Campbell owns all the issued and outstanding securities of Seller.

         2.2 BINDING OBLIGATION. This Agreement has been, and any agreements to be executed in connection with this Agreement on the Closing Date will have been, duly executed by Campbell





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
and by and on behalf of Seller and constitutes, or will constitute when executed, valid and binding obligations of Seller and Campbell in accordance with their terms, which obligations are enforceable in accordance with their terms.

         2.3 NO CONFLICTS. The execution, delivery, and performance of this Agreement, and any agreements to be executed in connection with this Agreement on the Closing Date, by Seller or Campbell do not and will not violate, conflict with, or result in a breach of, or constitute a default under, any of the terms, conditions or provisions of any statute, law or regulation of any jurisdiction as it relates to Seller or Campbell, or any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental or regulatory body against or binding upon Seller or Campbell, or any agreement, contract or obligation binding upon Seller or Campbell, or as to which any of their assets may be subject.

         2.4 LITIGATION AND OTHER PROCEEDINGS. There are no claims, actions, suits or proceedings pending before any court or governmental authority or any investigations pending, nor has Seller nor Campbell received notice of any claims, actions, suits, proceedings or investigations threatened, which question or challenge the validity of this Agreement, and any agreements to be executed in connection with this Agreement on the Closing Date, or any action taken or to be taken by Seller or Campbell in connection with the transactions contemplated hereby.

         2.5 NO CONSENT. No consent of any other party and no consent, license, approval or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority is required in connection with the execution, delivery or performance of this Agreement with respect to Seller or Campbell, or the consummation by Seller or Campbell of the transactions contemplated hereby.

         2.6 TITLE. Seller has, or will have on the Closing Date, good and marketable title to the Shares, with full right and authority to sell and deliver the same in accordance with this Agreement, and the Shares are free and clear of all liens, mortgages, claims, charges, security interests, encumbrances or other restrictions or limitations of any nature whatsoever.

         2.7 DUE DILIGENCE. Campbell is the sole stockholder of Seller and is at the date hereof President and a Director of Purchaser, and Campbell has fully satisfied himself as to Purchaser's current financial condition and the future direction of Purchaser's business, and has likewise fully satisfied himself as to the current financial condition of the Location, and has availed himself of a full opportunity to inspect all of Purchaser's books and records, including those relating to the Location.

                                   SECTION 3
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         In order to induce Seller and Campbell to enter into this Agreement, Purchaser represents and warrants to, and covenants with, Seller and Campbell as set forth below:

         3.1 ORGANIZATION. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of California, and has the corporate power and authority to execute and deliver, and to perform obligations under, this Agreement and any agreements to be executed in connection with this Agreement on the Closing Date.

         3.2 AUTHORITY. The execution, delivery, and performance of this Agreement have been, and any agreements to be executed in connection with this Agreement on the Closing Date will have been, duly and validly authorized and approved by the Board of Directors of Purchaser, and no further corporate action is required to authorize the execution, delivery, or performance of this Agreement, and any agreements to be executed in connection with this Agreement on the Closing Date, by such corporation.

         3.3 BINDING OBLIGATION. This Agreement has been, and any agreements to be executed in connection with this Agreement on the Closing Date will have been, duly executed by and on behalf of Purchaser and constitutes, or will constitute when executed, the valid and binding obligation of such corporation, which obligations are enforceable in accordance with their terms, subject only to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws.

         3.4 NO CONFLICTS. The execution, delivery, and performance of this Agreement, and any agreements to be executed in connection with this Agreement on the Closing Date, by Purchaser, do not and will not violate, conflict with, or result in a breach of, or constitute a default under, any of the terms, conditions, or provisions of the Articles of Incorporation or Bylaws of such corporation, any statute, law, or regulation of any jurisdiction as it relates to such corporation, or any judgment, order, injunction, decree, or award of any court, arbitrator, administrative agency, or governmental or regulatory body against or binding upon such corporation.

         3.5 LITIGATION AND OTHER PROCEEDINGS. There are no claims, actions, suits or proceedings pending before any court or governmental authority or any investigations pending, or claims, actions, suits, proceedings or investigations threatened, which question or challenge the validity of this Agreement, and any agreements to be executed in connection with this Agreement on the Closing Date, or any action taken or to be taken by each such corporation in connection with the transactions contemplated hereby.

         3.6 NO CONSENT. No consent of any other party and no consent, license, approval or authorization of, or exemption by, or registration or declaration or filing with, any governmental authority is required in connection with the execution, delivery or performance of this Agreement with respect to Purchaser, or the consummation by Purchaser of the transactions contemplated hereby.

                                   SECTION 4
                                  THE CLOSING

         4.1 THE CLOSING DATE AND PLACE. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Purchaser in Santa Ana, California, on or about 10:00 a.m. Pacific Standard Time on September 9, 1996 (the "Closing Date").

         4.2 ACTIONS AND DELIVERIES BY PURCHASER AT THE CLOSING. At the Closing, Purchaser shall deliver or cause to be delivered to Seller or Campbell, as required by this Agreement, against delivery of the items specified in Section 4.3:

                 (a) A Dealership Agreement Granting Seller the Rights on the terms set forth herein (the "Dealership Agreement");

                 (b) A general bill of sale, in the form of Exhibit 4.2(b) attached hereto and incorporated herein by reference, conveying, assigning, transferring and selling the inventory and other assets required to be transferred, assigned and conveyed by Purchaser to Seller pursuant to Section
1.2 hereof, to Seller, together with the relevant documents of title thereto, if any;

                 (c) The cash and additional consideration required to be paid by Purchaser to Seller or Campbell at Closing in accordance with Section
1.3 hereof;

                 (d)      The Lease Assignment; and

                 (e)      Possession of the Location.

         4.3 ACTIONS AND DELIVERIES BY SELLER AT THE CLOSING. At the Closing, Seller or Campbell or both, as the case may be, shall deliver or cause to be delivered to Purchaser, against delivery of the items specified in
Section 4.2:

                 (a) Seller will deliver the stock certificate(s) representing the Shares, duly endorsed for transfer to Purchaser or together with duly executed stock assignments or transfer powers sufficient to transfer and assign to Purchaser all right, title and interest therein;

                 (b)      The Dealership Agreement;

                 (c)      The Lease Assignment; and

                 (d) Campbell's written resignation as an officer, director and employee of Purchaser.

                                   SECTION 5
                              CONDITIONS TO CLOSING

         5.1 CONDITIONS PRECEDENT OF PURCHASER. The obligations of Purchaser under this Agreement to be performed on the Closing Date shall be subject to the conditions that, on or before the Closing Date:

                 (a) Representations and Warranties True at Closing. Each of the representations and warranties of Seller and Campbell contained in this Agreement or any certificate or document delivered pursuant to the provisions of this Agreement shall be true in all respects on and as of the Closing Date as though such representations and warranties were made at and as of such date;

                 (b) Compliance with Agreement. Seller or Campbell shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by such parties prior to or at the Closing Date;

                 (c) Lease. The Landlord under the Lease shall have given and delivered to Purchaser its written consent to the assignment of the Lease to Seller and shall have released Purchaser from any and all liability with respect to or arising pursuant to or in connection with the Lease; and

                 (d) Actions and Deliveries. Seller and Campbell shall be prepared to deliver or cause to be delivered the documents required to be delivered to Purchaser pursuant to Section 4.3 hereof.

         5.2 CONDITIONS PRECEDENT OF SELLER. The obligations of Seller and Campbell under this Agreement to be performed on the Closing Date shall be subject to the following conditions that, on or before the Closing Date:

                 (a) Representations and Warranties True at Closing. Each of the representations and warranties of Purchaser contained in this Agreement or any certificate or document delivered pursuant to the provisions of this Agreement shall be true in all respects on and as of the Closing Date as though such representations and warranties were made at and as of such date;

                 (b) Compliance with Agreement. Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by such parties prior to or at the Closing Date; and

                 (c) Actions and Deliveries. Purchaser shall be prepared to deliver or cause to be delivered the documents required to be delivered to Seller pursuant to Section 4.2 hereof.

5.3 CONDITION SUBSEQUENT. Notwithstanding anything contained elsewhere herein, in the event the Dealership Agreement shall not have been executed and delivered at Closing, the Closing shall be subject to a condition subsequent that the parties shall enter into a Dealership Agreement which shall include the terms set forth in Section 1.2 (a) through (h) hereof, each of the parties hereto agreeing to negotiate such Dealership Agreement in good faith and agreeing further that the execution and delivery thereof by such party shall not be unreasonably withheld.

                                   SECTION 6
                           OBLIGATIONS AFTER CLOSING

         6.1 FURTHER ASSURANCES. The parties hereto, on and at any time after the Closing Date, will execute, acknowledge, and deliver any further assignments, conveyances, and other assurances, documents, and instruments of transfer reasonably requested by any other party and will take any other action consistent with the terms of this Agreement that may be reasonably requested by such party for the purpose of giving effect to the transactions described herein.

         6.2 INDEMNIFICATION by SELLER AND CAMPBELL. Seller and Campbell, jointly and severally, hereby agree to indemnify and hold harmless Purchaser and its officers, directors, partners, employees, agents, and counsel, from and against any and all losses, claims, assessments, judgments, costs and expenses, damages or deficiencies (including, but not limited to, reasonable attorneys' fees and other costs and expenses incident to proceedings or investigations or to the defense of any claim) ("Losses") or deficiencies resulting from (i) any misrepresentation, breach of warranty or nonfulfillment of any covenant, indemnity, undertaking or agreement on the part of Seller or Campbell contained in this Agreement or any agreement executed in connection with this Agreement, and (ii) any and all actions, suits, proceedings, demands, assessments or judgments, costs or expenses (including, but not limited to, reasonable attorneys' fees and other costs and expenses incident to proceedings or investigations or to the defense of any claim) related to any of the foregoing. Any liability under this Section 6.2 shall accrue and be due and payable to Purchaser as and when such damages or deficiencies are accrued and due and payable by Purchaser.

         6.3 INDEMNIFICATION BY PURCHASER. Purchaser hereby agrees to indemnify and hold harmless Seller, its respective heirs and successors, from and against any and all Losses or deficiencies resulting from (i) any misrepresentation, breach of warranty or nonfulfillment of any covenant, indemnity, undertaking or agreement on the part of Purchaser contained in this Agreement or any agreement executed in connection with this Agreement, and (ii) any and all actions, suits, proceedings, demands, assessments or judgments, costs, or expenses (including, but not limited to, reasonable attorneys' fees and other costs and expenses incident to proceedings or investigations or to the defense of any claim) related to any of the foregoing. Any liability under this
Section 6.3 shall accrue and be due and payable to Seller, as and when such damages or deficiencies are accrued and due and payable by Seller.

         6.4 DEFENSE OF CLAIM. If any party (the "Indemnified Party") asserts that another party (the "Indemnifying Party") has become obligated to the Indemnified Party pursuant to Section 6.2 or 6.3, or in the event that any suit, action, investigation, claim or proceeding is begun, made or instituted as a result of which the Indemnifying Party may become obligated to the Indemnified Party under Section 6.2 or 6.3, then the Indemnified Party shall give prompt written notice thereof to the Indemnifying Party. The Indemnifying Party shall have the right, at its expense and with counsel of their choosing, to control and defend, contest, settle (at no cost to the Indemnified Party), or otherwise protect against any such suit, action, investigation, claim or proceeding. The Indemnified Party shall have the right, but not the obligation, to participate at its own expense in the defense thereof by counsel of the Indemnified Party's choice. In any event, the Indemnified Party shall cooperate with the Indemnifying Party in the defense of any such suit, action, investigation, claim or proceeding. Without limiting the generality of the foregoing, the Indemnified Party shall furnish documentary or other evidence as is then in its possession as may reasonably be requested by the Indemnifying Party for the purpose of defending against any such suit, action, investigation, claim or proceeding. In the event that the Indemnifying Party does not elect to control and defend, contest, settle or otherwise protect against any such suit, action, investigation, claim or proceeding, the Indemnified Parry may do so and the Indemnifying Party shall indemnify the Indemnified Party with respect thereto and reimburse the Indemnified Party's expenses as incurred.

         6.5 RESIGNATION. Campbell will resign as an employee, officer and director of Purchaser as of the Closing Date.

         6.6 FLORIDA LICENSE. Seller agrees to permit Purchaser to use Seller's license for three years in order to sell motorcycles in Florida, for a fee of $200 per motorcycle, if required by Purchaser.

         6.7 SOLICITATION OF EMPLOYEES. Purchaser agrees that for a period of at least one year following the Closing Date it will not induce or attempt to persuade any employee, agent, customer or supplier of the Location to terminate such employment, agency or business relationship in order to enter into any such relationship on behalf of any other business organization in competition with the Location.

         6.8 GUARANTEE. Campbell hereby agrees to guarantee each and every obligation, covenant and agreement of Seller contained herein.

                                   SECTION 7
                            COSTS AND BROKER'S FEES

         7.1 COSTS BORNE BY PARTIES. Except as otherwise provided herein, Seller, Campbell and Purchaser shall pay all costs and expenses incurred by them in negotiating and preparing this Agreement and in closing and carrying out the transactions contemplated by this Agreement.

         7.2 BROKER'S FEES. Purchaser and Seller and Campbell each represent and warrant to the other that it or they did not deal directly or indirectly with or through any broker or finder in connection with the transactions contemplated by this Agreement.

                                   SECTION 8
                       FORM OF AGREEMENT AND SEVERABILITY

         8.1 HEADINGS. The subject headings of the Sections of this Agreement are included for purposes of convenience only, and shall not affect the construction or interpretation of any of its provisions.

         8.2 ENTIRE AGREEMENT. Except to the extent specifically referred to in any other agreement, this Agreement constitutes the entire agreement between the parties pertaining to the specific subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, negotiations and understandings of the parties. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by the party against whom enforcement is sought. No waiver of any of the provisions of this Agreement shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making, the waiver.

         8.3 COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         8.4 SEVERABILITY. If any terms or provisions of this Agreement shall be held to be invalid, illegal, or unenforceable, the validity of the other terms and provisions hereof shall in no way be affected thereby.

                                   SECTION 9
                                    PARTIES


         9.1 OTHER PARTIES. Nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action against any party to this Agreement.

         9.2 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests, and obligations hereunder shall be assigned by any of the parties hereto without prior written consent of each of the other parties hereto.

                                   SECTION 10
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

         The representations, warranties, opinions, or other writings provided for in this Agreement and the covenants and agreements to be performed or complied with by the respective parties before or on or after the Closing Date shall be deemed to be continuing and shall survive the Closing for a period of two (2) years.

                                   SECTION 11
                                    NOTICES


         All notices, requests, demands, and other communications under this Agreement shall be in writing and shall be deemed to have been duly given (a) on the date of service if served personally on the party to whom notice is to be given, or (b) on the day of mailing, if mailed to the party to whom notice is to be given by first class mail, registered or certified, postage prepaid, and properly addressed as set forth below:

          To Seller or Campbell:  Bikers Dream
                                  6170 Ulmerton Road
                                  Clearwater, Florida 34620
                                  Attn:  Dennis Campbell

          With a copy to:         Richard E. King, Jr., Esq.
                                  2244 West Coast Highway, Suite 100
                                  Newport Beach, California 92663

          To Purchaser:           Bikers Dream, Inc.
                                  1420 Village Way
                                  Santa Ana, CA 92705
                                  Attention:  President

          With a Copy To:         Day Campbell & McGill
                                  3070 Bristol Street
                                  Suite 650
                                  Costa Mesa, CA 92626
                                  Attention:  Caldwell R. Campbell, Esq.

Any party may change its address for purposes of this Section by giving the other parties notice of the new address in the manner set forth above; provided, however, any notice of change of address shall not be effective until received.

                                   SECTION 12
                        CONFIDENTIALITY AND NON-COMPETE

         12.1    CONFIDENTIAL INFORMATION.

                 (a) DEFINITION. For the purposes of this Agreement, "Confidential Information" shall mean any information, knowledge and know-how, not known to the general public, regarding the Purchaser Entities or the Purchaser Entities' processes and products, customers, suppliers, accounts, financial statements, business systems and any other information, knowledge and know-how relating to the Purchaser Entities or the Purchaser Entities' business. In addition, "Confidential Information" shall mean any information disclosed to Seller, or to which they obtained access as a franchisee of Purchaser, which they should reasonably believe to be confidential or proprietary to the Purchaser Entities, or which is treated by the Purchaser Entities as being confidential or proprietary. "Confidential Information" shall include, but not be limited to, trade secrets and all customer information of the Purchaser Entities.

                 (b) NONDISCLOSURE AND NONUSE. Neither Seller nor Campbell shall in any manner or form disclose, provide or otherwise make available, in whole or in part, any Confidential Information to any person or entity without the prior written consent of Purchaser unless disclosed pursuant to court or government actions. Seller shall not in any manner or form use or permit others within its control to use any Confidential Information for its own account or for the account of others without the prior written consent of Purchaser.

         12.2 COVENANT NOT TO COMPETE. From the Closing Date to and including the later of (a) the third anniversary of the Closing Date or (b) the third anniversary of the termination of the Dealership Agreement, Seller and Campbell hereby agree that, except pursuant to the Dealership Agreement or any other written agreement between Purchaser and Seller or Campbell, neither he nor it nor their affiliates shall, directly or indirectly, engage or be interested in any business that competes with, and shall not, directly or indirectly, have any interest in, own, manage, operate, control, be connected with as a stockholder (other than as a stockholder of less than five percent (5%) of the issued and outstanding stock of a publicly held corporation), joint venturer, or otherwise engage or invest or participate in, any business that competes with the business of Purchaser as conducted on the date hereof in any county or any other political subdivision of the following states of the United
States: South Dakota, Florida (save as permitted by this Agreement or in connection with the Rights), South Carolina, Nevada, California, Arizona, New Mexico and Texas. The business of Purchaser is defined for purposes of this Agreement as the operation of retail motorcycle and motorcycle parts, motorcycle accessories, and motorcycle service centers, both in fixed and mobile sites, and electronically over the Internet, and related retailing of clothing and other items bearing a relationship with or signifying a motorcycle theme. All of the parties agree that the duration and area for which the covenant not to compete set forth in this Section 12.2 is to be effective are reasonable. In the event that any court determines that the time period or the geographical areas provided for in this Section 12.2, or both of them, are unreasonable and that such covenant is to that extent unenforceable, such covenant shall remain in full force and effect for the greatest time period and in the greatest geographical area that would not render it unenforceable. The parties intend that this covenant shall be deemed to be a series of separate covenants, one for each and every county of each and every state of the United States of America where this covenant is intended to be effective. Notwithstanding the foregoing, Campbell shall not be prohibited from lending money to or doing business with Colormania in the custom paint business.

         12.3 REMEDIES. Seller and Campbell expressly agree that the foregoing is reasonable and needed to protect the legitimate business interests of the Purchaser Entities. Seller and Campbell also agree that Purchaser will be irreparably harmed and that damages alone cannot adequately compensate Purchaser if there is a violation or breach by Seller or Campbell of the provisions of Section 12.1 or 12.2, and that injunctive relief is essential for the protection of Purchaser. Therefore, Purchaser shall be entitled to obtain injunctive relief without posting any bond or security, in addition to all of their rights and remedies which may be available under this Agreement or applicable law.

                                   SECTION 13
                                 GOVERNING LAW

         This Agreement, the rights and obligations hereunder, and the remedies available hereunder or at law or in equity, shall be governed by and construed in accordance with the laws of the State of California. By execution of this Agreement, the parties hereto agree and submit to personal jurisdiction in the State of California for the purposes of any suit or proceeding brought to enforce or construe the terms and conditions of this Agreement and agree that venue for any such suit or proceeding shall be in Orange County, California.

                                   SECTION 14
                               ADVICE OF COUNSEL

         Each party acknowledges and represents to the other that it has had the advice of counsel of its own choosing in connection with the negotiation and execution of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and effective as of the date first above written.

                                        The "Seller"

                                        DC ENTERPRISES, INC.


                                        By:  /s/  DENNIS CAMPBELL
                                           -----------------------------------
                                           Name:  Dennis Campbell
                                           Title: President

                                        "CAMPBELL"

                                        /s/  DENNIS CAMPBELL
                                        --------------------------------------
                                        Dennis Campbell


                                        The "Purchaser"


                                        BIKERS DREAM, INC.


                                        By:  /s/  DON DUFFY
                                           -----------------------------------
                                           Name:  Don Duffy
                                           Title: Member, Executive Committee


                                        By:  /s/  ROWLAND W. DAY
                                           -----------------------------------
                                           Name:  Rowland W. Day
                                           Title: Member, Executive Committee

                                  BILL OF SALE

         For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, BIKERS DREAM INC., a California corporation ("Seller"), does hereby sell, transfer, assign, convey and deliver to DC ENTERPRISES, INC., a Nevada corporation ("Buyer"), pursuant to that certain Stock Repurchase Agreement dated as of September 9, 1996 between Seller, Buyer and Dennis Campbell (the "Purchase Agreement"), all of Seller's rights, title and interest in and to each item of tangible personal property (the "Personal Property") required to be conveyed by Seller to Buyer by the Purchase Agreement as described at Section 1.2 of the Purchase Agreement.

         This instrument is made without representation or warranty by, or recourse against, Seller.

         At or after the Closing, Seller, at the request of Buyer, shall execute and deliver to Buyer all such further bills of sale or other documents, in form and substance reasonably satisfactory to Buyer and its counsel, and take such further action as Buyer may reasonably request in order to vest in Buyer title to and possession of the Personal Property.

         All references to "Seller" and "Buyer" herein shall be deemed to include their respective heirs, representatives, nominees, successors and/or assigns, where the context permits.

Dated: September 9, 1996                BIKERS DREAM, INC.,
                                        a California corporation

                                        By: _______________________________
                                        Its:

                                 EXHIBIT 1.5(b)



                 ASSIGNMENT OF LEASE, ACCEPTANCE AND ASSUMPTION

                             AND CONSENT OF LESSOR

         THIS ASSIGNMENT OF LEASE, ACCEPTANCE AND ASSUMPTION AND CONSENT OF LESSOR ("Assignment") is made as of the __ day of September 1996, by and among BIKERS DREAM, INC., a California corporation ("Assignor"), DC ENTERPRISES, INC.,
a Nevada corporation ("Assignee"),                                        , a

                    ("Landlord"), and DENNIS CAMPBELL, the sole stockholder of Assignee, as Guarantor ("Campbell").

                                    RECITALS

         A.     Landlord, as landlord, and Assignor, as tenant, entered into
that certain Lease Agreement, dated                   199    a copy of which is
attached hereto as Exhibit A (the "Lease"), pursuant to which Landlord leased to Assignor the real property in Clearwater, Florida, as more particularly described in the Lease (the "Premises").

         B. Assignor desires to assign all its right, title and interest in the Lease and the Premises to Assignee, Assignee desires to accept such assignment and assume the obligations of Assignor under the Lease, Campbell agrees to guarantee all of the obligations of Assignee hereunder, and Landlord is willing to consent to such assignment.

         NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Assignment. Assignor hereby assigns, conveys and transfers to Assignee all of Assignor's right, title and interest in and to the Lease and the Premises. This Assignment includes all options to lease additional space or to acquire the Premises or other rights and privileges whether similar or dissimilar to the foregoing under the terms of the Lease.

         2. Leasehold Improvements and Personal Property. Effective as of the Closing Date, Assignor grants, bargains, sells, conveys, sets over and transfers to assignee, to have and to hold, to itself and its successors and assigns forever, to the full extent allowed by the Lease, Assignor's right, title and interest in and to those certain leasehold fixtures and personal property which Assignor owns and which are located within or incorporated into the Premises (collectively, the "Leasehold Improvements").

         3. Assumption. Assignee accepts the foregoing Assignment and assumes the Lease and agrees with and for the benefit of Landlord to perform, observe and be bound by all of the obligations, covenants, terms and conditions contained in the Lease on the part of the tenant therein to be performed and observed on and after the date hereof, to all intents and purposes as though Assignee were, from and after such date, the original tenant under the Lease.

         4. Consent of Landlord. Landlord hereby consents to the foregoing Assignment of the Lease by Assignor and assumption thereof by Assignee and agrees to the provisions of this Assignment, subject to the express condition that no further assignment, mortgage, encumbrance or use by others shall be made, created or permitted, except upon the terms of and in strict compliance with, the Lease.

         5. Release. Landlord hereby releases and discharges Assignor from any and all obligations, covenants, agreements, liabilities, claims and causes of action arising under or relating to the Lease, the Premises, or Assignor's interest in the Lease or the Premises of every kind and description whether known or unknown, to the extent that such obligations, covenants, agreements, liabilities, claims, or causes of action accrue or arise on or after the Closing Date, it being the intention of the parties that the foregoing provisions of this paragraph shall release and discharge Assignor from all obligations, covenants, terms and conditions assumed by Assignee.

         6.      Landlord's Representation.  To the knowledge of Landlord,
there is at the date hereof no default under the Lease nor any event or condition which with the passage of time, or the giving of notice or both, would be or become an event of default under the Lease and all rent to and including
the period ending September   , 1996 has heretofore been paid in full.  Landlord
agrees to advise Assignee of the occurrence of any event of default under the Lease or the occurrence of any event or condition which with the passage of time, or the giving of notice, or both, would be or become an event of default under the Lease, which may arise or occur between the date of this Assignment and the Closing Date.

         7. Binding Effect. This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, distributees, executors, administrators, successors and, except as otherwise provided herein or the Lease, their assigns.

         8. Guarantee. Dennis Campbell, for good and valuable consideration, and as President and sole stockholder of Assignee, hereby guarantees all of Assignee's obligations hereunder and under the Lease.

         9. Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of Florida.

         IN WITNESS WHEREOF, Assignor, Assignee and Landlord have respectively signed this Assignment as of the date first above written.

SIGNED AND SEALED                 "LANDLORD"

IN THE PRESENCE OF:
                                  a ___________________________________

___________________________       By: _________________________________
AS TO LANDLORD
                                     Its: _____________________________


                                   "ASSIGNOR"

                                  BIKERS DREAM, DX.,
                                  a California corporation

___________________________       By: _________________________________
AS TO ASSIGNOR


                                  "ASSIGNEE"

                                  DC ENTERPRISES, INC.,
                                  a Nevada corporation


___________________________       By: _________________________________
AS TO ASSIGNEE                        Dennis Campbell
                                      President

                                  "GUARANTOR"


                                  _____________________________________
                                  Dennis Campbell

STATE OF FLORIDA          )
                          )ss.
COUNTY OF                 )

On                                before me, the undersigned, a notary public
in and for said State, personally appeared                              ,
personally known to me (or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their signatures) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature _____________________________________             (SEAL)
                       NOTARY PUBLIC


STATE OF FLORIDA          )
                          ) ss.
COUNTY OF                 )

On                        before me, the undersigned, a notary public in and
for said State, personally appeared                    , personally known to
me (or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their signatures) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature _____________________________________                (SEAL)
                       NOTARY PUBLIC

STATE OF FLORIDA          )
                          )ss.
COUNTY OF                 )

On                                  before me, the undersigned, a notary public
in and for said State, personally appeared                              ,
personally known to me (or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their signatures) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature _______________________________________________         (SEAL)
                          NOTARY PUBLIC

STATE OF FLORIDA          )
                          )ss:
COUNTY OF                 )

On                           before me, the undersigned, a notary public in and
for said State, personally appeared                     , personally known to
me (or proved to me on the basis of satisfactory evidence to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their signatures) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.

Signature _______________________________________________      (SEAL)
                          NOTARY PUBLIC

                                 EXHIBIT 4.2(5)



                                  BILL OF SALE

         For good and valuable consideration, receipt of which is hereby acknowledged, the undersigned, BIKERS DREAM, INC., a California corporation ("Seller"), does hereby sell, transfer, assign, convey and deliver to DC ENTERPRISES, INC., a Nevada corporation ("Buyer,"), pursuant to that certain Stock Repurchase Agreement dated as of September 9, 1996 between Seller, Buyer and Dennis Campbell (the "Purchase Agreement"), all of Seller's rights, title and interest in and to each item of tangible personal property (the "Personal Property") required to be conveyed by Seller to Buyer by the Purchase Agreement as described at Section 1.2 of the Purchase Agreement.

         This instrument is made without representation or warranty by, or recourse against, Seller.

         At or after the Closing, Seller, at the request of Buyer, shall execute and deliver to Buyer all such further bills of sale or other documents, in form and substance reasonably satisfactory to Buyer and its counsel, and take such further action as Buyer may reasonably request in order to vest in Buyer title to and possession of the Personal Property.

         All references to "Seller" and "Buyer" herein shall be deemed to include their respective heirs, representatives, nominees, successors and/or assigns, where the context permits.


Dated: September 9, 1996                BIKERS DREAM, INC.,
                                        a California corporation

                                        By: _________________________________
                                        Its: